Exhibit 10.88

Amendment Dated January 1, 2003, To

The Harrah’s Entertainment, Inc. 2001 Broad-Based Stock Incentive Plan (“Plan”)

Pursuant to approval granted by the Board of Directors of Harrah’s Entertainment, Inc. (“Company”) and its Human Resources Committee, the Plan is amended effective the date hereof as follows:

1.	Subsection (d) of Section 3.1 of the Plan is amended by inserting the following language after “Cause” in the first line: “for any Award granted before January 1, 2003,”.

2.	A new subsection (dd) is added after subsection (d) of the Plan to read as follows:

(dd) “Cause” for any Award granted after January 1, 2003, means as follows (references in this definition to the male gender include the female gender):

(1)	A Participant’s willful failure to perform substantially his duties or to follow a lawful reasonable directive from his supervisor (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to him by his supervisor which specifically identifies the manner in which his supervisor believes that he has not substantially performed his duties or to follow a lawful reasonable directive and he is given a reasonable opportunity (not to exceed thirty (30) days) to cure any such failure to substantially perform, if curable;

(2)	(A) any willful act of fraud, or embezzlement or theft by a Participant, in each case, in connection with his duties to the Company or in the course of his employment with the Company or (B) a Participant’s admission in any court, or conviction of, a felony involving moral turpitude, fraud, or embezzlement, theft or misrepresentation, in each case, against the Company;

(3)	A Participant being found unsuitable for or having a gaming license denied or revoked by the gaming regulatory authorities in Arizona, California, Colorado, Illinois, Indiana, Iowa, Kansas, Louisiana, Mississippi, Missouri, Nevada, New Jersey, New York, and North Carolina;

(4)

(A) a Participant’s willful and material violation of, or noncompliance with, any securities laws or stock exchange listing rules, including, without limitation, the Sarbanes-Oxley Act of 2002 if applicable to the

Participant, provided that such violation or noncompliance resulted in material economic harm to the Company, or (B) a final judicial order or determination prohibiting a Participant from service as an officer pursuant to the Securities Exchange Act of 1934 and the rules of the New York Stock Exchange.

For purposes of this subsection (dd), no act or failure to act on a Participant’s part shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith and without reasonable belief that his action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based on a directive from the Participant’s supervisor or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company. Any other rights of a Participant regarding termination for cause that are contained in a written agreement between the Company and the Participant shall be preserved.”

3.	Subsection (e) of Section 3.1 of the Plan is amended by inserting the following language after “Change in Control” in the first line: “for any Award granted after January 1, 2003,”.

4.	A new subsection (ee) is added after subsection (e) of Section 3.1 of the Plan to read as follows:

(ee) “Change of Control” for any Award granted on or after January 1, 2003, means and includes each of the following:

(1) the acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules thereunder) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent 25% or more of the combined voting power of the Company’s then outstanding voting securities, other than

(A) an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or

(B) an acquisition of voting securities by the Company or a corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, or

(C) an acquisition of voting securities pursuant to a transaction described in clause (3) below that would not be a Change of Control under clause (3);

Notwithstanding the foregoing, neither of the following events shall constitute an “acquisition” by any person or group for purposes of this subsection (ee): an acquisition of the Company’s securities by the Company which causes the Company’s voting securities beneficially owned by a person or group to represent 25% or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, that if a person or group shall become the beneficial owner of 25% or more of the combined voting power of the Company’s then outstanding voting securities by reason of share acquisitions by the Company as described above and shall, after such share acquisitions by the Company, become the beneficial owner of any additional voting securities of the Company, then such acquisition shall constitute a Change of Control; or

(2) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clauses (1) or (3) of this subsection (ee)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(3) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets or (z) the acquisition of assets or stock of another entity, in each case other than a transaction

(A) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(B) after which no person or group beneficially owns voting securities representing 25% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (B) as beneficially owning 25% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(4) the Company’s stockholders approve a liquidation or dissolution of the Company.

(5) The Human Resources Committee of the Board shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change of Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change of Control and any incidental matters relating thereto.”

IN WITNESS WHEREOF, this Amendment has been duly executed by the Company as of the date written above.

Harrah’s Entertainment, Inc.

By: /s/ MARILYN G. WINN

Title: SVP—HR

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